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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Petco Animal Supplies, Inc.:

     We consent to the use of our reports included herein and to the reference to our firm under the headings "Experts," "Merger Agreement," "Other Matters Related to the Merger," "Merger Agreement -- Conditions to the Merger" and "Accounting Treatment" in the Prospectus.

                                          KPMG Peat Marwick LLP

San Diego, California

November 19, 1996